AMENDED AND RESTATED
                         INVESTMENT MANAGEMENT AGREEMENT


This Agreement, made and entered into as of May 1, 2002, amended and restated effective as of February 1, 2004, and amended and restated effective as of June 30, 2005 by and between SECURITY LARGE CAP VALUE FUND, a Kansas corporation (hereinafter referred to as the "Fund"), and SECURITY INVESTORS, LLC, a limited liability company (hereinafter referred to as the "Adviser") (formerly Security Management Company, LLC) is hereby amended and restated effective as of October 14, 2008.

                                   WITNESSETH:

WHEREAS, the Fund is engaged in business as an open-end management investment company registered under the Investment Company Act of 1940 ("1940 Act"); and

WHEREAS, the Fund is authorized to issue shares of capital stock in separate Series, with each such Series representing interests in a separate portfolio of securities and other assets; and

WHEREAS, the Fund currently offers shares in two separate series, including the Large Cap Value Series and the Large Cap Value Institutional Series, such series together with all other series subsequently established by the Fund with respect to which the Fund desires to retain the Adviser to render investment advisory services hereunder and with respect to which the Adviser is willing so to do, being herein collectively referred to as the "Series"; and


WHEREAS, the Adviser is willing to provide investment research and advice to the Fund on the terms and conditions hereinafter set forth;

NOW THEREFORE, in consideration of the premises and mutual agreements made herein, the parties agree as follows:

  1. EMPLOYMENT OF THE ADVISER. The Fund hereby employs the Adviser to act as investment adviser to the Fund with respect to the investment of its assets and to supervise and arrange for the purchase of securities of the Fund and the sales of securities held in the portfolio of the Fund, subject always to the supervision of the Board of Directors of the Fund (or a duly appointed committee thereof), during the period and upon and subject to the terms and conditions described herein. The Adviser agrees to maintain sufficient trained personnel and equipment and supplies to perform its responsibilities under this Agreement and in conformity with the current Prospectus(es) of the Fund and such other reasonable standards of performance as the Fund may from time to time specify.

       The Adviser hereby accepts such employment and agrees to perform the services required by this Agreement for the compensation herein provided.

  2.   ALLOCATION OF EXPENSES AND CHARGES.

       (a) Expenses of the Adviser. The Adviser shall pay all expenses in connection with the performance of its services under this Agreement, except as provided otherwise herein.

       (b) Expenses of the Fund. Anything in this Agreement to the contrary notwithstanding, the Fund shall pay or reimburse the Adviser for the payment of the following described expenses of the Fund whether or not billed to the Fund, the Adviser or any related entity;

              (i)    brokerage fees and commissions;
              (ii)   taxes;
              (iii)  interest expenses;
              (iv) any extraordinary expenses approved by the Board of Directors of the Fund; and
              (v) distribution fees paid under the Fund's Class A, Class B and Class C Distribution Plans;

              and, in addition to those expenses set forth above, the Fund shall pay all of its expenses whether or not billed to the Fund, the Adviser or any related entity.

  3.   COMPENSATION OF THE ADVISER.

       (a) As compensation for the investment advisory services to be rendered by the Adviser to the Fund for each of the years this Agreement is in effect, the Fund shall pay the Adviser an annual fee equal to 0.65% of the Fund's average daily net assets. Such fee shall be calculated daily and payable monthly. If this Agreement shall be effective for only a portion of a year, then the Adviser's compensation for said year shall be prorated for such portion. For purposes of this Section 3, the value of the net assets of the Fund shall be computed in the same manner at the end of the business day as the value of such net assets is computed in connection with the determination of the net asset value of the Fund's shares as described in the Fund's Prospectus(es).

       (b) For each of the Fund's fiscal years that this Agreement remains in force, the Adviser agrees that if total annual expenses of any Series of the Fund, exclusive of interest and taxes, extraordinary expenses (such as litigation), distribution fees paid by the Fund under the Fund's Class A, Class B and Class C Distribution Plans, but inclusive of the Adviser's compensation, exceed any expense limitation imposed by state securities law or regulation in any state in which shares of such Series of the Fund are then qualified for sale, as such regulations may be amended from time to time, the Adviser will contribute to such Series such funds or waive such portion of its fee, adjusted monthly, as may be requisite to insure that such annual expenses will not exceed any such limitation. If this Agreement shall be effective for only a portion of any fiscal year, then the maximum annual expenses shall be prorated for

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

              such portion. Brokerage fees and commissions incurred in connection with the purchase or sale of any securities by the Fund shall not be deemed to be expenses within the meaning of this paragraph (b).

  4.   INVESTMENT ADVISORY DUTIES.

       (a) INVESTMENT ADVICE. The Adviser shall regularly provide the Fund with investment research, advice and supervision, continuously furnish an investment program, recommend which securities shall be purchased and sold and what portion of the assets of the Fund shall be held uninvested and arrange for the purchase of securities and other investments for the Fund and the sale of securities and other investments held in the portfolio of the Fund. All investment advice furnished by the Adviser to the Fund under this Section 4 shall at all times conform to any requirements imposed by the provisions of the Fund's Articles of Incorporation and Bylaws, the 1940 Act, the Investment Advisors Act of 1940 and the rules and regulations promulgated thereunder, and other applicable provisions of law, and the terms of the registration statement of the Fund under the Securities Act of 1933 ("1933 Act") and/or the 1940 Act, as may be applicable at the time, all as from time to time amended. The Adviser shall advise and assist the officers or other agents of the Fund in taking such steps as are necessary or appropriate to carry out the decisions of the Board of Directors of the Fund (and any duly appointed committee thereof) with regard to the foregoing matters and the general account of the Fund's business.

       (b) SUBADVISERS. Subject to the provisions of the 1940 Act and any applicable exemptions thereto, the Adviser is authorized, but is under no obligation, to enter into sub-advisory agreements (the "Sub-Advisory Agreements") with one or more subadvisers (each a "Subadviser") to provide investment advisory services to any series of the Fund. Each Subadviser shall have investment discretion with respect to the assets assigned to that Subadviser by the Adviser. Consistent with the provisions of the 1940 Act and any applicable exemption thereto, the Adviser may enter into Sub-Advisory Agreements or amend Sub-Advisory Agreements without the approval of the shareholders of the affected series.

       (c)    PORTFOLIO TRANSACTIONS AND BROKERAGE.

              (i) Transactions in portfolio securities shall be effected by the Adviser, through brokers or otherwise (including affiliated brokers), in the manner permitted in this
                     Section 4 and in such manner as the Adviser shall deem to be in the best interests of the Fund after consideration is given to all relevant factors.

              (ii) In reaching a judgment relative to the qualification of a broker to obtain the best execution of a particular transaction, the Adviser may take into account all relevant factors and circumstances, including the size of any contemporaneous market in such securities; the importance to the Fund of speed and efficiency of execution; whether the particular transaction is part of


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

                     a larger intended change of portfolio position in the same securities; the execution capabilities required by the circumstances of the particular transaction; the capital required by the transaction; the overall capital strength of the broker; the broker's apparent knowledge of or familiarity with sources from or to whom such securities may be purchased or sold; as well as the efficiency, reliability and confidentiality with which the broker has handled the execution of prior similar transactions.

              (iii) Subject to any statements concerning the allocation of brokerage contained in the Fund's Prospectus(es) or Statement(s) of Additional Information, the Adviser is authorized to direct the execution of portfolio transactions for the Fund to brokers who furnish investment information or research service to the Adviser. Such allocations shall be in such amounts and proportions as the Adviser may determine. If the transaction is directed to a broker providing brokerage and research services to the Adviser, the commission paid for such transaction may be in excess of the commission another broker would have charged for effecting that transaction, if the Adviser shall have determined in good faith that the commission is reasonable in relation to the value of the brokerage and research services provided, viewed in terms of either that particular transaction or the overall responsibilities of the Adviser with respect to all accounts as to which it now or hereafter exercises investment discretion. For purposes of the immediately preceding sentence, "providing brokerage and research services" shall have the meaning generally given such terms or similar terms under Section 28(e)(3) of the Securities Exchange Act of 1934, as amended.

              (iv) In the selection of a broker for the execution of any transaction not subject to fixed commission rates, the Adviser shall have no duty or obligation to seek advance competitive bidding for the most favorable negotiated commission rate to be applicable to such transaction, or to select any broker solely on the basis of its purported or "posted" commission rates.

              (v) In connection with transactions on markets other than national or regional securities exchanges, the Fund will deal directly with the selling principal or market maker without incurring charges for the services of a broker on its behalf unless, in the best judgment of the Adviser, better price or execution can be obtained by utilizing the services of a broker.

       (d) LIMITATION OF LIABILITY OF THE ADVISER WITH RESPECT TO RENDERING INVESTMENT ADVISORY SERVICES. So long as the Adviser shall give the Fund the benefit of its best judgment and effort in rendering investment advisory services hereunder, the Adviser shall not be liable for any errors of judgment or mistake of law, or for any loss sustained by reason of the adoption of any investment policy or the purchase, sale or retention of any security on its recommendation, whether or not such recommendation shall have been based upon its own investigation and research or upon investigation and research made by any other individual, firm or corporation,

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

              if such recommendation shall have been made and such other individual, firm or corporation shall have been selected with due care and in good faith. Nothing herein contained, however, shall be construed to protect the Adviser against any liability to the Fund or its shareholders by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Section 4. As used in this Section 4, "the Adviser" shall include directors, officers and employees of the Adviser, as well as the Adviser itself.

  5. OTHER ACTIVITIES NOT RESTRICTED. Nothing in this Agreement shall prevent the Adviser or any officer thereof from acting as investment adviser for any other person, firm or corporation, nor shall it in any way limit or restrict the Adviser or any of its directors, officers, stockholders or employees from buying, selling, or trading any securities for its own accounts or for the accounts of others for whom it may be acting; provided, however, that the Adviser expressly represents that it will undertake no activities which, in its judgment, will conflict with the performance of its obligations to the Fund under this Agreement. The Fund acknowledges that the Adviser acts as investment adviser to other investment companies, and it expressly consents to the Adviser acting as such; provided, however, that if in the opinion of the Adviser, particular securities are consistent with the investment objectives of, and desirable purchases or sales for the portfolios of one or more of such other investment companies or series of such companies at approximately the same time, such purchases or sales will be made on a proportionate basis if feasible, and if not feasible, then on a rotating or other equitable basis.

  6. AMENDMENT. This Agreement may be amended at any time, without shareholder approval to the extent permitted by applicable law, by a writing signed by each of the parties hereto. Any change in the Fund's registration statements or other documents of compliance or in the forms relating to any plan, program or service offered by its current Prospectus which would require a change in the Adviser's obligations hereunder shall be subject to the Adviser's approval, which shall not be unreasonably withheld.

  7. DURATION AND TERMINATION OF AGREEMENT. This Agreement became effective on May 1, 2002, and was amended and restated effective as of February 1, 2004 and again as of June 30, 2005 and March 7, 2008. This Agreement shall continue in force until January 1, 2009, and for successive 12-month periods thereafter, unless terminated, provided that each such continuance is specifically approved at least annually by (a) the vote of the majority of the entire Board of Directors of the Fund, and the vote of the majority of those directors who are not parties to this Agreement or interested persons (as such terms are defined in the 1940 Act) of any such party cast in person at a meeting called for the purpose of voting on such approval, or (b) by the vote of a majority of those directors who are not parties to this Agreement or interested persons (as such terms are defined in the 1940 Act) of any such party cast in person at a meeting called for the purpose of voting on such approval.

       Upon this Agreement becoming effective, any previous Agreement between the Fund and the Adviser providing for investment advisory services shall concurrently terminate,


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

       except that such termination shall not affect any fees accrued and guarantees of expenses with respect to any period prior to termination.

       This Agreement may be terminated at any time without payment of any penalty, by the Fund upon the vote of a majority of the Fund's Board of Directors or, by a majority of the outstanding voting securities of the Fund, or by the Adviser, in each case on sixty (60) days' written notice to the other party. This Agreement shall automatically terminate in the event of its assignment (as such term is defined in the 1940 Act).

  8. SEVERABILITY. If any clause or provision of this Agreement is determined to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, then such clause or provision shall be considered severed herefrom and the remainder of this Agreement shall continue in full force and effect.

  9. APPLICABLE LAW. This Agreement shall be subject to and construed in accordance with the laws of the State of Kansas.

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereto duly authorized on this 7th day of March, 2008.

                                   SECURITY LARGE CAP VALUE FUND

                                   By      RICHARD M. GOLDMAN
                                           -------------------------------------
                                   Title:  President

ATTEST:

AMY J. LEE
----------------------------------
Secretary


                                   SECURITY INVESTORS, LLC

                                   By:     RICHARD M. GOLDMAN
                                           -------------------------------------
                                   Title:  President

ATTEST:

AMY J. LEE
-----------------------------------
Secretary

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